Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications Moves Up Third-Quarter 2014 Earnings Release
and Will Host Call on November 3, 2014

STAMFORD, Conn.,  October 2, 2014 -- Frontier Communications Corporation (NASDAQ: FTR) plans to release third-quarter 2014 results on Monday, November 3, 2014 after the market closes.  Frontier will also host a conference call on Monday, November 3, 2014 at 4:30 P.M. Eastern Time.  Previously, the release and conference call were scheduled for November 4, 2014.

The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available beginning at 8:00 P.M. Eastern Time, Monday,  November 3, 2014,  through Saturday,  November 8, 2014 at 8:00  P.M. Eastern Time at 888-203-1112 for callers dialing from the U.S. or Canada, or at 719-457-0820 for those dialing from outside the U.S. or Canada.  Use the passcode 3125987 to access the replay.  A  webcast replay of the call will be available at www.frontier.com/ir.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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